Exhibit 99.1

Contacts:
PR/Media Inquiries: Sarah Comstock Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC ICR Healthcare
+1-801-432-2864	+1-443-213-0509
sarah.comstock@merit.com	mike.piccinino@icrhealthcare.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS SECOND QUARTER 2026 RESULTS AND UPDATES FULL-YEAR 2026 GUIDANCE

Financial Highlights†

●	Reported revenue of $418.8 million, up 10%
●	Constant currency revenue* and constant currency revenue, organic* up 9% and up 9%, respectively
●	GAAP operating margin of 14.4%, compared to 12.3% in prior year period
●	Non-GAAP operating margin* of 22.6%, compared to 21.2% in prior year period
●	GAAP EPS $0.65, up 20%
●	Non-GAAP EPS* $1.19, up 18%
●	Cash flow from operations of $110.0 million year-to-date, down 11%
●	Free cash flow* generation of $76.6 million year-to-date, down 14%

† Comparisons above are calculated for the current quarter compared with the second quarter of 2025, unless otherwise specified. Amounts stated in this release are rounded, while percentages are calculated from the underlying amounts.

* Constant currency revenue; constant currency revenue, organic; non-GAAP gross profit and margin; non-GAAP operating income and margin; non-GAAP net income; non-GAAP EPS; and free cash flow figures (used here and below) are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, July 30, 2026 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading global manufacturer and marketer of healthcare technology, today announced financial results for the three and six-month periods ended June 30, 2026.

“Merit delivered second quarter financial results that exceeded the high end of our expectations, driven primarily by 9% organic, constant currency revenue growth, excluding the impact of a strategic divestiture,” said Martha G. Aronson, Merit’s President and CEO. “We experienced improving revenue growth trends across our global business in Q2, as expected, with notable strength in sales to customers in the U.S. which increased 10% year-over-year, well ahead of our expectations. We also delivered improvement in both our non-GAAP operating margin and our non-GAAP earnings per share, which increased by 140 basis points and 18%, respectively, year-over-year.”

Ms. Aronson continued: “We have increased our 2026 revenue and non-GAAP earnings per share guidance to reflect the stronger-than-expected results over the first half of 2026 and remain confident in our team’s ability to execute, with attractive constant currency growth, improving profitability, and solid cash flow generation this year. Our team remains focused on delivering our Continued Growth Initiative financial targets for the three-year period ending December 31, 2026, and, in parallel, we are developing our longer-term strategic plan focused on identifying opportunities to better position the company for sustainable growth, enhanced profitability and value creation for our shareholders.”

Merit’s revenue by product category for the three and six-month periods ended June 30, 2026 and 2025 was as follows (unaudited; in thousands, except for percentages):

	Three Months Ended
	Reported				Constant Currency*
	June 30,			Impact of foreign	June 30,
	2026	2025	% Change	exchange	2026	% Change
Foundational
Access	$161,786	$152,122	6%	$(2,340)	$159,446	5%
OEM	48,338	43,218	12%	(29)	48,309	12%
Procedural Solutions	27,949	31,741	(12)%	140	28,089	(12)%
Vascular Intervention	41,652	34,955	19%	(409)	41,243	18%
Other	1,236	346	257%	1,102	2,338	576%
Total Foundational	280,961	262,382	7%	(1,536)	279,425	6%

Therapeutic
Cardiac Therapies	28,510	22,930	24%	(479)	28,031	22%
Endoscopy	23,647	18,400	29%	37	23,684	29%
OEM	12,797	9,735	31%	(20)	12,777	31%
Oncology	25,774	23,943	8%	(171)	25,603	7%
Renal Therapies	12,713	12,817	(1)%	(164)	12,549	(2)%
Vascular Intervention	34,441	32,255	7%	(654)	33,787	5%
Total Therapeutic	137,882	120,080	15%	(1,451)	136,431	14%

Total	$418,843	$382,462	10%	$(2,987)	$415,856	9%

	Six Months Ended
	Reported				Constant Currency *
	June 30,			Impact of foreign	June 30,
	2026	2025	% Change	exchange	2026	% Change
Foundational
Access	$312,910	$286,520	9%	$(7,520)	$305,390	7%
OEM	87,878	86,641	1%	(264)	87,614	1%
Procedural Solutions	54,437	60,310	(10)%	(18)	54,419	(10)%
Vascular Intervention	80,690	67,804	19%	(1,472)	79,218	17%
Other	525	1,489	(65)%	2,749	3,274	120%
Total Foundational	536,440	502,764	7%	(6,525)	529,915	5%

Therapeutic
Cardiac Therapies	55,914	43,489	29%	(1,694)	54,220	25%
Endoscopy	45,339	34,951	30%	20	45,359	30%
OEM	20,276	20,877	(3)%	(50)	20,226	(3)%
Oncology	49,282	45,994	7%	(526)	48,756	6%
Renal Therapies	24,225	26,206	(8)%	(392)	23,833	(9)%
Vascular Intervention	69,244	63,532	9%	(1,756)	67,488	6%
Total Therapeutic	264,280	235,049	12%	(4,398)	259,882	11%

Total	$800,720	$737,813	9%	$(10,923)	$789,797	7%

Financial Summary:

GAAP gross margin was 51.4%, compared to 48.2% for the second quarter of 2025. Non-GAAP gross margin* was 55.8%, compared to 53.2% for the second quarter of 2025.

GAAP operating margin was 14.4%, compared to 12.3% for the second quarter of 2025. Non-GAAP operating margin* was 22.6%, compared to 21.2% for the second quarter of 2025.

GAAP net income was $38.8 million, or $0.65 per share, compared to $32.6 million, or $0.54 per share, for the second quarter of 2025. Non-GAAP net income* was $71.3 million, or $1.19 per share, compared to $61.0 million, or $1.01 per share, for the second quarter of 2025.

As of June 30, 2026, Merit had cash and cash equivalents of $448.7 million and total debt obligations of $747.5 million, compared to cash and cash equivalents of $446.4 million and total debt obligations of $747.5 million as of December 31, 2025. Merit had available borrowing capacity of approximately $697 million as of June 30, 2026.

Fiscal Year 2026 Financial Guidance

Based upon the information currently available to Merit’s management, for the twelve-month period ending December 31, 2026, absent the potential impact of trade policies and related actions implemented by the U.S. and other countries subsequent to today’s date, material acquisitions, non-recurring transactions or other factors beyond Merit’s current expectations, Merit anticipates the following financial results:

Revenue and Earnings Guidance*

	Updated Guidance		Prior Guidance(2)
	Year Ending	% Change	Year Ending	% Change
Financial Measure	December 31, 2026	Y/Y	December 31, 2026	Y/Y
Total Revenue	$1.631 - $1.643 billion	8% - 8%	$1.612 - $1.634 billion	6% - 8%

Non-GAAP Earnings Per Share(1)	$4.25 - $4.35	11% - 14%	$4.01 - $4.15	5% - 8%

*Percentage figures approximated; dollar figures may not foot due to rounding.

(1) Merit’s non-GAAP earnings per share reflect the dilutive impact of its 3.00% Convertible Senior Notes due 2029 (the “Convertible Notes”) calculated using the if-converted method of approximately $0.03 per share for the year ending December 31, 2026. Any offsetting impacts of the capped call associated with the Convertible Notes are not considered.

(2) “Prior Guidance” reflects Merit’s full-year 2026 financial guidance, previously introduced on April 30, 2026.

Merit does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses attributable to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reasonably predict the amount and impact of these items and Merit believes inclusion of the most comparable GAAP financial measure, and a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance.

Merit’s financial guidance for the year ending December 31, 2026 is subject to risks and uncertainties identified in this release and Merit’s filings with the SEC. This guidance is based on information and estimates available to Merit as of July 30, 2026. Should known or unknown risks or uncertainties materialize or should underlying assumptions prove inaccurate, actual results will likely vary, and could vary materially, from past results and those anticipated, estimated or projected.

CONFERENCE CALL

As previously announced, Merit will hold its investor conference call today, Thursday, July 30, 2026, at 4:30 p.m., Eastern Time, to discuss its results for the second quarter and provide an operational update. To access the conference call, please pre-register using the following link. Registrants will receive confirmation with dial-in details. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2026	2025
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$448,699	$446,404
Trade receivables, net	224,237	203,710
Other receivables	23,960	17,773
Inventories	374,112	333,705
Prepaid expenses and other assets	33,496	31,493
Prepaid income taxes	5,033	4,941
Income tax refund receivables	2,701	2,128
Total current assets	1,112,238	1,040,154

Property and equipment, net	436,749	428,401
Intangible assets, net	612,026	537,654
Goodwill	539,772	506,837
Deferred income tax assets	7,200	7,049
Operating lease right-of-use assets	83,776	87,600
Other assets	71,859	78,227
Total Assets	$2,863,620	$2,685,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$70,737	$60,551
Accrued expenses	172,185	159,486
Current operating lease liabilities	10,921	10,876
Income taxes payable	11,090	8,851
Total current liabilities	264,933	239,764

Long-term debt	736,258	734,038
Deferred income tax liabilities	39,704	19,665
Liabilities related to unrecognized tax benefits	2,248	2,248
Deferred compensation payable	19,297	17,542
Deferred credits	1,347	1,398
Long-term operating lease liabilities	72,942	76,658
Other long-term obligations	47,087	10,306
Total liabilities	1,183,816	1,101,619

Stockholders' Equity
Common stock	783,892	763,909
Retained earnings	903,828	824,030
Accumulated other comprehensive loss	(7,916)	(3,636)
Total stockholders' equity	1,679,804	1,584,303
Total Liabilities and Stockholders' Equity	$2,863,620	$2,685,922

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net sales	$418,843	$382,462	$800,720	$737,813
Cost of sales	203,677	197,975	400,757	381,306
Gross profit	215,166	184,487	399,963	356,507

Operating expenses:
Selling, general and administrative	129,229	113,097	247,439	220,583
Research and development	25,389	24,367	47,998	46,845
Contingent consideration expense (benefit)	145	143	(34)	1,166
Total operating expenses	154,763	137,607	295,403	268,594

Income from operations	60,403	46,880	104,560	87,913

Other income (expense):
Interest income	3,752	3,761	7,652	7,551
Interest expense	(12,118)	(6,775)	(18,644)	(13,343)
Other (expense) income — net	(723)	(487)	11,292	(784)
Total other (expense) income — net	(9,089)	(3,501)	300	(6,576)

Income before income taxes	51,314	43,379	104,860	81,337

Income tax expense	12,511	10,798	25,062	18,609

Net income	$38,803	$32,581	$79,798	$62,728

Earnings per common share
Basic	$0.65	$0.55	$1.34	$1.06
Diluted	$0.65	$0.54	$1.33	$1.03

Weighted average shares outstanding
Basic	59,679	59,140	59,595	59,019
Diluted	60,006	60,611	60,010	60,945

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$79,798	$62,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,538	60,313
Gain on disposition of a business	(12,557)	(249)
Amortization of right-of-use operating lease assets	5,779	5,766
Fair value adjustments related to contingent consideration liabilities	(34)	1,166
Stock-based compensation expense	21,876	19,951
Other adjustments	4,388	3,173
Changes in operating assets and liabilities, net of acquisitions and divestitures	(50,831)	(28,969)
Total adjustments	30,159	61,151
Net cash, cash equivalents, and restricted cash provided by operating activities	109,957	123,879

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(33,340)	(34,812)
Proceeds from asset and business dispositions	25,555	294
Cash paid for notes receivable and other investments	—	(14,617)
Cash paid in acquisitions, net of cash acquired	(92,997)	(122,555)
Other investing, net	(1,617)	(1,296)
Net cash, cash equivalents, and restricted cash used in investing activities	(102,399)	(172,986)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,623	20,014
Contingent payments related to acquisitions	(2,991)	(2,567)
Payment of taxes related to an exchange of common stock	(6,973)	(6,145)
Net cash, cash equivalents, and restricted cash (used in) provided by financing activities	(5,341)	11,302
Effect of exchange rates on cash	140	2,953
Net increase (decrease) in cash, cash equivalents and restricted cash	2,357	(34,852)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Beginning of period	448,549	378,767
End of period	$450,906	$343,915

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	448,699	341,819
Restricted cash reported in prepaid expenses and other current assets	2,207	2,096
Total cash, cash equivalents and restricted cash	$450,906	$343,915

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that the non-GAAP financial measures referenced in this release may provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	non-GAAP gross profit and margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP gross profit and margin, non-GAAP operating income and margin, non-GAAP net income, and non-GAAP earnings per share (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, equity method investment loss (income) from equity investees, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to their most directly comparable GAAP financial measures included herein, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. dollar. The constant currency revenue adjustment of $(3.0) million and $(10.9) million to reported revenue for the three and six-month periods ended June 30, 2026 was calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2025.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue less revenue from certain divestitures. For the three and six-month periods ended June 30, 2025, Merit’s constant currency revenue, organic, excludes revenues attributable to the DualCap® product line which Merit sold to Health Line International Corporation (“Health Line”) on February 17, 2026 (the “DualCap Divestiture”).

With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions and divestitures. For the three and six-month periods ended June 30, 2026, Merit’s constant currency revenue, organic, excludes revenues attributable to products acquired in connection with (i) Merit’s acquisition of View Point Medical, Inc. (“View Point”) in April 2026 (the “View Point Merger”), (ii) the assets acquired from Pentax of America, Inc. related to the C2 CryoBalloon™ device in November 2025 (the “C2 Acquisition”) and (iii) Merit’s acquisition of Biolife Delaware, L.L.C. (“Biolife”) in May 2025 (the “Biolife Merger”). For the six-month period ended June 30, 2026, Merit’s constant currency revenue, organic, excludes revenues attributable to the DualCap Divestiture.

Non-GAAP Gross Profit and Margin

Non-GAAP gross profit is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets and inventory mark-up related to acquisitions. Non-GAAP gross margin is calculated by dividing non-GAAP gross profit by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to Merit’s long-term debt, gains or losses on disposal of certain assets, equity method investment loss (income) from equity investees, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures for property and equipment calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Other Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and six-month periods ended June 30, 2026 and 2025. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of $6.3 million and $5.0 million for the three-month periods ended June 30, 2026 and 2025, respectively, and $9.5 million and $9.3 million for the six-month periods ended June 30, 2026 and 2025, respectively.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	June 30, 2026
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$51,314	$(12,511)	$38,803	$0.65

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	18,718	(4,419)	14,299	0.24
Operating Expenses
Contingent consideration expense	145	(33)	112	0.00
Amortization of intangibles	2,496	(589)	1,907	0.03
Performance-based share-based compensation (a)	6,621	(756)	5,865	0.10
Corporate restructuring (b)	2,159	(510)	1,649	0.03
Acquisition-related	2,568	(194)	2,374	0.04
Medical Device Regulation expenses (c)	1,452	(342)	1,110	0.02
Other (Income) Expense
Long-term debt costs (e)	6,477	(1,529)	4,948	0.08
Other non-operating loss (f)	294	(82)	212	0.00

Non-GAAP net income	$92,244	$(20,965)	$71,279	$1.19

Diluted shares				60,006

	Three Months Ended
	June 30, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$43,379	$(10,798)	$32,581	$0.54

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	18,980	(4,485)	14,495	0.24
Inventory mark-up related to acquisitions	67	(16)	51	0.00
Operating Expenses
Contingent consideration expense	143	25	168	0.00
Amortization of intangibles	2,543	(601)	1,942	0.03
Performance-based share-based compensation (a)	5,879	(345)	5,534	0.09
Corporate restructuring (b)	2,587	(611)	1,976	0.03
Acquisition-related	2,140	(14)	2,126	0.04
Medical Device Regulation expenses (c)	1,634	(385)	1,249	0.02
Other (d)	50	(12)	38	0.00
Other (Income) Expense
Long-term debt costs (e)	1,414	(334)	1,080	0.02
Gain on disposal of business unit	(249)	—	(249)	(0.00)

Non-GAAP net income	$78,567	$(17,576)	$60,991	$1.01

Diluted shares				60,611

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Six Months Ended
	June 30, 2026
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$104,860	$(25,062)	$79,798	$1.33

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	36,945	(8,722)	28,223	0.47
Operating Expenses
Contingent consideration benefit	(34)	5	(29)	(0.00)
Amortization of intangibles	4,950	(1,168)	3,782	0.06
Performance-based share-based compensation (a)	12,429	(1,062)	11,367	0.19
Corporate restructuring (b)	2,159	(510)	1,649	0.03
Acquisition-related	6,811	(905)	5,906	0.10
Medical Device Regulation expenses (c)	2,070	(488)	1,582	0.03
Other (Income) Expense
Long-term debt costs (e)	7,891	(1,863)	6,028	0.10
Gain on disposal of business unit	(12,502)	1,520	(10,982)	(0.18)
Other non-operating loss (f)	825	(207)	618	0.01

Non-GAAP net income	$166,404	$(38,462)	$127,942	$2.13

Diluted shares				60,010

	Six Months Ended
	June 30, 2025
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$81,337	$(18,609)	$62,728	$1.03

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	36,586	(8,645)	27,941	0.46
Inventory mark-up related to acquisitions	67	(16)	51	0.00
Operating Expenses
Contingent consideration expense	1,166	34	1,200	0.02
Amortization of intangibles	4,937	(1,167)	3,770	0.06
Performance-based share-based compensation (a)	10,653	(931)	9,722	0.16
Corporate restructuring (b)	2,587	(611)	1,976	0.03
Acquisition-related	2,156	(18)	2,138	0.04
Medical Device Regulation expenses (c)	3,228	(762)	2,466	0.04
Other (d)	29	(7)	22	0.00
Other (Income) Expense
Long-term debt costs (e)	2,828	(668)	2,160	0.04
Gain on disposal of business unit	(249)	—	(249)	(0.00)

Non-GAAP net income	$145,325	$(31,400)	$113,925	$1.87

Diluted shares				60,945

Note: Certain per-share impacts may not sum to totals due to rounding.

Reconciliation of Reported Operating Income to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2026		June 30, 2025		June 30, 2026		June 30, 2025
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$418,843		$382,462		$800,720		$737,813

GAAP Operating Income	60,403	14.4%	46,880	12.3%	104,560	13.1%	87,913	11.9%
Cost of Sales
Amortization of intangibles	18,718	4.5%	18,980	5.0%	36,945	4.6%	36,586	5.0%
Inventory mark-up related to acquisitions	—	—	67	0.0%	—	—	67	0.0%
Operating Expenses
Contingent consideration expense (benefit)	145	0.0%	143	0.0%	(34)	(0.0)%	1,166	0.2%
Amortization of intangibles	2,496	0.6%	2,543	0.7%	4,950	0.6%	4,937	0.7%
Performance-based share-based compensation (a)	6,621	1.6%	5,879	1.5%	12,429	1.6%	10,653	1.4%
Corporate restructuring (b)	2,159	0.5%	2,587	0.7%	2,159	0.3%	2,587	0.4%
Acquisition-related	2,568	0.6%	2,140	0.6%	6,811	0.9%	2,156	0.3%
Medical Device Regulation expenses (c)	1,452	0.3%	1,634	0.4%	2,070	0.3%	3,228	0.4%
Other (d)	—	—	50	0.0%	—	—	29	0.0%

Non-GAAP Operating Income	$94,562	22.6%	$80,903	21.2%	$169,890	21.2%	$149,322	20.2%

Note: Certain percentages may not sum to totals due to rounding.

(a)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
(b)	Includes employee termination benefits associated with activities related to corporate restructuring initiatives and costs to terminate certain distribution contracts from the Biolife Merger.
(c)	Represents incremental expenses incurred to comply with the E.U. Medical Device Regulation.
(d)	Represents costs to comply with Merit’s corporate integrity agreement with the U.S. Department of Justice.
(e)	Represents costs associated with the Convertible Notes including the amortization of debt issuance costs and a one-time charge for additional interest incurred pursuant to Merit's obligation to remove restrictive legends.
(f)	Includes equity method investment loss from equity investees.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), and Constant Currency Revenue, Organic (Non-GAAP)

(Unaudited, in thousands except percentages)

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2026	2025	% Change	2026	2025
Reported Revenue	9.5%	$418,843	$382,462	8.5%	$800,720	$737,813

Add: Impact of foreign exchange		(2,987)	—		(10,923)	—

Constant Currency Revenue (a)	8.7%	$415,856	$382,462	7.0%	$789,797	$737,813

Less: Revenue from certain acquisitions		(4,660)	—		(13,704)	—
Less: Revenue from divestitures (b)		—	(5,296)		(1,644)	(10,212)

Constant Currency Revenue, Organic (a)	9.0%	$411,196	$377,166	6.4%	$774,449	$727,601

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the section of this release entitled “Non-GAAP Financial Measures.”
(b)	On February 17, 2026, Merit sold certain assets relating to the DualCap product line to Health Line for $28 million, of which $25.5 million was paid to Merit at closing.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reported Gross Margin	51.4%	48.2%	50.0%	48.3%

Add back impact of:
Amortization of intangibles	4.5%	5.0%	4.6%	5.0%
Inventory mark-up related to acquisitions	—%	0.0%	—%	0.0%

Non-GAAP Gross Margin	55.8%	53.2%	54.6%	53.3%

Note: Certain percentages may not sum to totals due to rounding.

Reconciliation of Reported Cash Flow from Operations to Free Cash Flow (Non-GAAP)

(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2026	2025
Reported Cash Flow from Operations	$109,957	$123,879

Less: Capital Expenditures	(33,340)	(34,812)

Free Cash Flow	$76,617	$89,067

Reconciliation of 2026 Net Sales Guidance - % Change from Prior Year (Constant Currency)

	Updated Guidance		Prior Guidance(1)
	Low	High	Low	High
2026 Net Sales Guidance - % Change from Prior Year (GAAP)	7.6%	8.4%	6.3%	7.8%
Estimated impact of foreign currency exchange rate fluctuations	(0.8%)	(0.8%)	(0.8%)	(0.8%)
2026 Net Sales Guidance - % Change from Prior Year (Constant Currency)	6.8%	7.6%	5.6%	7.0%

Note: Certain percentages may not sum to totals due to rounding.

(1) “Prior Guidance” reflects Merit’s full-year 2026 financial guidance, previously introduced on April 30, 2026.

ABOUT MERIT

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,500 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others:

●	statements preceded or followed by, or that include the words, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “projects,” “forecasts,” “potential,” “target,” “continue,” “upcoming,” “optimistic” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology;
●	statements that address Merit’s future operating performance or events or developments that Merit’s management expects or anticipates will occur, including, without limitation, any statements regarding Merit’s projected revenues, earnings or other future financial measures, Merit’s plans and objectives for future operations, Merit’s proposed new products or services, the integration, development or commercialization of the business or any assets acquired from other parties, future economic conditions or performance, the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other business optimization initiatives, and any statements of assumptions underlying any of the foregoing; and
●	statements regarding Merit’s past performance, efforts, or results about which inferences or assumptions may be made, including statements proceeded or followed by the words "preliminary," "initial," "potential," "possible," "diligence," "industry-leading," "compliant," "indications" or "early feedback" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

The forward-looking statements contained in this release are based on Merit management’s current expectations and assumptions regarding future events or outcomes. If underlying expectations or assumptions prove inaccurate, or risks or uncertainties materialize, actual results will likely differ, and may differ materially, from Merit’s expectations reflected in any forward-looking statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Investors are cautioned not to unduly rely on any such forward-looking statements.

The following are some of the important risks and uncertainties that could cause Merit’s actual results to differ from management’s expectations in any forward-looking statements: risks and uncertainties arising from the conflict among the United States, Israel and Iran and related geopolitical instability; risks and uncertainties associated with Merit’s acquisition of View Point and the OneMark® Detection Imaging System and related technology; risks and uncertainties associated with Merit’s integration of the View Point business, assets and operations into its operations and its ability to achieve anticipated financial results, product development and other anticipated benefits of the acquisition; uncertainties as to whether Merit will achieve revenue or other financial performance consistent with its forecasts projected for the View Point Merger; risks and uncertainties associated with Merit’s executive succession planning activities and leadership transition; risks and uncertainties regarding trade policies or related actions implemented by the U.S. or other countries, including existing, proposed, prospective or invalidated tariffs, duties or other measures; risks and uncertainties associated with Merit’s integration of businesses or assets acquired from third parties, including View Point in April 2026, the business and assets acquired in the C2 Acquisition in November 2025 and Biolife in May 2025, and Merit’s ability to achieve the anticipated financial results, product development and other anticipated benefits of such acquisitions; effects of the Convertible Notes on Merit’s net income and earnings per share performance; restrictions and limitations set forth in the Convertible Notes and Indenture, which could affect Merit’s ability to operate its business as well as its liquidity; disruptions in Merit’s supply chain, manufacturing or sterilization processes; U.S. and global political, economic, competitive, reimbursement and regulatory conditions; modification or limitation of, or policies and procedures associated with, governmental or private insurance reimbursement policies; reduced availability of, and price increases associated with, components and other raw materials; increases in transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; prospective financial obligations or other uncertainties associated with the DualCap Divestiture completed in February 2026; fluctuations in interest or foreign currency exchange rates and inflation; cybersecurity events; government scrutiny and regulation of the medical device industry; difficulties relating to development, testing and regulatory approval, clearance and maintenance of Merit’s products; the safety, efficacy and patient and physician adoption of Merit’s products; the ability to fully enroll and the outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; litigation and other legal proceedings affecting Merit; risks and possible effects of Merit’s failure to comply with U.S. and foreign laws and regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; potential for significant adverse changes in governing regulations; changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; failure to comply with applicable environmental laws; changes in key personnel; labor shortages and increases in labor costs; price and product competition; extreme weather events; and geopolitical events. For a further discussion of the risks and uncertainties and other factors that may affect Merit’s business, operations and financial condition, see Part I, Item 1A. “Risk Factors” in Merit’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, which Merit updated in Part II, Item 1A. “Risk Factors” in Merit’s Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2026 and June 30, 2026.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

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